As filed with the Securities and Exchange Commission on February 15, 2008
Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

US BIODEFENSE, INC.
(exact name of small business issuer as specified in its charter)

Utah	33-0052057
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 State St. East, Suite 226, Oldsmar, Florida 34677
(Address of principal executive offices)

(727) 417-7807
(issuer's telephone number)

US BIODEFENSE, INC.
2008 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Scott Gallagher, Chairman and CEO
300 State Street, Suite 226
Oldsmar, Florida 34677
(727) 417-7807
(Name, address and telephone number of agent for service)

Copies of communications to:

WILLIAM M. AUL
ATTORNEY AT LAW
7676 Hazard Center Drive, Suite 500
San Diego, CA  92108

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum offering Price per Share (2)	Proposed Maximum Registered Aggregate offering Price (1)	Amount of Registration Fee

Common Stock, $0.001 par value	2,500,000	$2.00	$5,000,000	$196.50

1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended  (the "Act"),this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C) on the basis of the last sale reported of the common stock of the Registrant as traded in the over-the-counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on January 31, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

In accordance with the Instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide without charge to each person to whom a copy of a Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. We will also make available without charge, upon oral or written request, other documents required to be delivered pursuant to Rule 428(b).  Requests for such information should be directed to: US Biodefense, Inc., 300 State Street, Suite 226, Oldsmar, Florida 34677. Phone: (727) 417-7807.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The following documents we filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) Our Annual Report on Form 10-KSB/A for the fiscal year ended November 30, 2006, filed on February 11, 2008, pursuant to Section 13(c) or 15(d) of the
Securities Exchange Act of 1934, as amended, (the "Exchange Act").

(b) All other reports filed pursuant to 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements in the Form 10-KSB/A referred to in (a) above, which consists of Form 10-QSBs filed on April 20, 2007, July 19, 2007 and October 22, 2007 and a Form 10-QBS/A filed on October 24, 2007.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

The registrant is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

Miscellaneous Rights and Provisions.  There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.

Dividends.  Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting.  A quorum for any meeting of stockholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting.  Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up.  Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

The registrant's common stock is quoted on the Over the Counter Bulletin Board.

Item 5.  Interests of Named Experts and Counsel

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the registrant, or was a promoter, underwriter, voting trustee, director, officer or employee of the registrant.

Item 6.  Indemnification of Directors and Officers

Article Tenth of the Amended and Restated Articles of Incorporation, as amended, of the registrant contains the following provision with respect to the liability directors or officers:

A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of laaw; or (b) the payment of dividends in violation of the applicable statutes of Utah. If the Utah General Corporation law is amended after approval  by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Utah General Corporation Law, as so amended from time to time. No repeal or modification of this Article Tenth by the stockholders shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article Tenth at the time of such repeal or modification.

Article Eleventh of the Amended and Restated Articles of Incorporation, as amended, of the registrant contains the following provision with respect to the indemnification directors or officers:

The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceedin, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Board of Directors of the Corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section C below.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of William M. Aul, Esq. (filed herewith).
10.1	US BioDefenses, Inc. 2008 Stock Incentive Plan, dated February 15, 2008 (filed herewith).
23.1	Consent of Certifying Independent Registered Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5.1 hereto).

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);

        (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oldsmar, Florida, County of Pinellas, on February 15, 2008.

                                               US Biodefense, Inc.

                                                By:  /s/ Scott Gallagher
                                                --------------------------
                                                Scott Gallagher, Chairman and
                                                Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:

Signature                                                 Title                                                                                       Date

/s/Scott Gallagher                                            Chairman and Chief Executive Officer                                                                                      February 15, 2008

US BIODEFENSE, INC.
2008 STOCK INCENTIVE PLAN
As Adopted February 15, 2008

Article I.    Purposes of the Plan

The purposes of this 2008 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

Article II.   Definitions

As used herein, the following definitions shall apply:

2.01   "Administrator" means the Board or any of the Committees appointed to administer the Plan.

2.02   "Applicable Laws" means the legal requirements relating to the administration of share incentive plans, if any, under applicable provisions of the U.S. federal securities laws, the U.S. state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

2.03   "Board" means the Board of Directors of the Company.

2.04   "Code" means the U.S. Internal Revenue Code of 1986, as amended.

2.05   "Committee" means any committee appointed by the Board to administer the Plan, provided that the Committee shall consist of not fewer than two (2) members of the Board, and shall, following the Registration Date and, solely to the extent required to comply with Applicable Laws, be composed of "non-employee" directors within the meaning of Rule 16b-3 as promulgated under the Exchange Act and "outside directors" within the meaning of the Code.  To the extent the Plan is administered by the Board, the term "Committee" shall refer to the Board.

2.06   "Common Share" means a share of Common Stock, $0.001 par value, of the Company.

2.07   "Company" means US Biodefense, Inc., a company incorporated under the laws of Utah.

2.08   "Consultant" means any person (other than an Employee or a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity or any other selective persons the Administrator determines provides, directly or indirectly, bona fide value to the Company or any Related Entity.

2.09   "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director, or Consultant, is not interrupted or terminated.  Continuous Service shall not be considered interrupted in the case of:

        (i)   any approved leave of absence;

        (ii)  transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director, or Consultant; or

        (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Option Agreement).

        An approved leave of absence shall include sick leave, maternity leave, or any other authorized personal leave.

2.10   "Corporate Transaction" means any of the following transactions to which the Company is a party:

        (i)   a merger or consolidation or reorganization in which the Company is not the surviving entity; or

        (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the share capital of the Company's Subsidiaries).

2.11   "Director" means a member of the Board or the board of directors of any Related Entity.

2.12   "Disability" means that an Optionee is permanently unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment as determined by the Administrator.  An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

2.13   "Effective Date" means the date on which a Grant of Options and/or SARs and/or Restricted Shares shall take effect in accordance with the Option Agreement.

2.14   "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity.  The payment of an independent director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" of such person by the Company.

2.15   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.16   "Fair Market Value" means, as of any date, the value of Common Shares as follows:

       (a) Where there exists a public market for the Common Shares, the Fair Market Value shall be:

                (i)   the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Shares or the Nasdaq National Market, whichever is applicable; or

                (ii)  if the Common Shares are not traded on any such exchange, or national market system, the average of the closing bid and asked prices of a Share on the Over the Counter Bulletin Board for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

       (b) In the absence of an established market for the Common Shares of the type described in (a), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by reference to:

                (i)   the valuation price made by an independent appraiser appointed by the Administrator;

                (ii)  the placing price of the latest private placement of the Shares; and

                (iii) the development of the Company's business operations since such latest private placement.

2.17  "Grant" means the number of Options and/or Stock Appreciation Rights and/or Restricted Shares and/or Restricted Share Units granted to an Optionee at any time in accordance with Article VI hereof.

2.18  "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

2.19  "Liquidation Event" means a complete dissolution or liquidation of the Company.

2.20  "Non-Statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

2.21  "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder or, to the extent applicable, other Applicable Laws.

2.22  "Option" means an option to purchase Shares pursuant to an Option Agreement granted under the Plan.

2.23   "Optionee" means an Employee, Director, or Consultant who receives a Grant under the Plan.

2.24   "Option Agreement" means the written agreement evidencing the grant of an option and/or SARs and/or Restricted Shares executed by the Company and the Optionee, including any amendments thereto.

2.25   "Option Period" means the period commencing on the Effective Date of a Grant and ending no later than on the day prior to the tenth anniversary of such Effective Date.

2.26   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code or, to the extent applicable, other Applicable Laws.

2.27   "Plan" means this February 15, 2008 Stock Incentive Plan of US Biodefense, Inc., dated February 15, 2008, as set forth herein and as may be amended from time to time.

2.28   "Registration Date" means the first to occur of:

        (a) the closing of the first sale to the general public of:

                (i)  the Common Shares; or

                (ii) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Shares, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act or an equivalent thereof in a jurisdiction outside the U.S.;

        and

        (b) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act or an equivalent thereof in a jurisdiction outside the U.S., on or prior to the date of consummation of such Corporate Transaction.

2.29   "Related Entity" means any Parent, Subsidiary and any other corporation, partnership, limited liability company or other business entity in which the Company, its Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

2.30   "Securities Act" means the Securities Act of 1933, as amended.

2.31   "SAR" means a Stock Appreciation Right granted to an Optionee under this Plan.

2.32   "Shares" mean Common Shares of the Company.

2.33   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code or, to the extent applicable, other Applicable Laws.

Article III.  Shares Subject to the Plan

3.01   Subject to the provisions of Section 10.01 below, the maximum aggregate number of Shares with respect to which Grants may be made under the Plan shall not exceed 2,500,000 shares.

3.02   Any Shares covered by a Grant (or portion of a Grant) which is forfeited or cancelled, expires or is settled in cash or otherwise, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  If any unissued Shares are retained by the Company upon exercise of a Grant in order to satisfy the exercise price for such Grant or any withholding taxes due with respect to such Grant, such retained Shares subject to such Grant shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to a Grant shall not be returned to the Plan and shall not become available for future issuance under the Plan.

Article IV.   Administration of the Plan

4.01   Plan Administrator.  The Committee shall administer the Plan in accordance with its terms.

4.02   Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

        (a) to determine the eligibility of Grants, and to authorize the Chief Executive Officer and Chief Operating Officer to determine number of Shares of each Grant;

        (b) to approve forms of Option Agreements for use under the Plan;

        (c) to determine to grant Options with or without SARs;

        (d) to determine the Exercise Price applicable to the Share covered by each Option;

        (e) to determine the Option Period applicable thereto;

        (f) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favorable treatment under such rules or laws; provided, however, that no Grant shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

        (g) to amend the terms of any outstanding Grant granted under the Plan, and to reduce the exercise price of any Option or SAR to the then current Fair Market Value if the Fair Market Value of the Shares covered by such Grant shall have declined since the date the Grant was granted and to make any other amendments or adjustments to any Grant that the Administrator determines, in its discretion and under the authority granted to it under this Plan, to be necessary or advisable, provided that the exercise price shall never fall below the nominal or par value of the Shares, and that any such amendment or adjustment that would adversely affect the Optionee's rights under an outstanding Grant shall not be made without the Optionee's written consent;

        (h) to construe and interpret the terms of the Plan and Grants, including without limitation, any notice of Grant or Option Agreement granted pursuant to the Plan; and

        (i) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Article V.    Eligibility

Options may be granted to Employees, Directors, and Consultants. An Employee, Director, or Consultant who has been granted a Grant may, if otherwise eligible, be granted additional Grants. Grants may be granted to such Employees, Directors, or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

Article VI.   Type of Grants; Terms and Conditions of Grants

Grants under the Plan may consist of one or more of the following: Options, SARs, or Restricted Shares (which may be granted as Restricted Share units). Restricted Stock may be registered on a Form S-8 prior or subsequent to any grants if eligible to be so registered. Awards of Restricted Shares may provide the Optionee with dividends or dividend equivalents and voting rights prior to vesting.  Additionally, shares of common stock may be granted as free-trading shares if the shares of common stock are registered on a Form S-8.  Each Grant shall be designated in the Option Agreement.

6.01   Options

        (a) Option Designation.  Options shall be designated as Non-Statutory Stock Options.

        (b) Option Exercise Price.  The exercise price of an Option shall be as follows:

                (i)  granted to a person who, at the time of the grant of such Non-Statutory Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

                (ii) granted to a person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty five percent (85%) of the Fair Market Value per Share on the date of grant.

        (c) Consideration. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                (i)   cash or check;

                (ii)  cancellation of indebtedness owed by the Company to the Optionee;

                (iii) promissory note;

                (iv)  Shares previously acquired by the Optionee valued at the Fair Market Value at the time of the exercise;

                (v)  withholding from delivery to the Optionee that number of whole Shares having a Fair Market Value at the time of the exercise equal to the exercise price payable to the Company upon exercise of the Option; or

                (vi)  any combination of the foregoing methods of payment.

        (d) Easy-Sale Exercise.

                (i)   Exercise/Sale. An Option Agreement may, but need not, provide that, if Shares are publicly traded, all or part of the exercise price of an Option and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

                (ii)  Exercise/Pledge. An Option Agreement may, but need not, provide that, if Shares are publicly traded, all or part of the exercise price of an Option and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.02   SARs.

        (a) Grant. SARs may be granted in tandem with an Option, in addition to an Option, or may be freestanding and unrelated to an Option. SARs granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. SARs shall vest and become exercisable at a rate determined by the Administrator, and shall remain exercisable for such period as specified by the Administrator.  A SAR shall entitle the Optionee to receive from the Company an amount equal to the excess of the Fair Market Value of a Share on the exercise of the SAR over the Fair Market Value of a Share on the date of grant or, in the case of a SAR granted in tandem with an Option, the per Share exercise price applicable to such Option.

        (b) Settlement.  The Administrator shall determine, in its sole discretion, whether the SAR shall be settled in cash, Shares, or a combination of cash and Shares.  In no event may any Optionee receive grants of SARs with respect to more than 350,000 Shares in any calendar year.

6.03   Restricted Shares.

        (a) Grant. Restricted Shares may be granted in the form of Shares or share units having a value equal to an identical number of Shares. The employment conditions and the length of the period for vesting of Restricted Shares shall be established by the Administrator at time of grant.  In the event that a share certificate is issued in respect of Restricted Shares, such certificate shall be registered in the name of the Optionee but shall be held by the Company until the end of the restricted period.  During the restricted period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the Administrator shall determine.

        (b) Settlement. The Administrator shall determine, in its sole discretion, whether Restricted Shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

6.04   Conditions of Grants; Vesting, and Repurchase Rights.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Grant including, but not limited to, the Grant vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Grant, payment contingencies, and satisfaction of any performance criteria, provided, however, unless specifically provided otherwise in the relevant Option Agreement, one fourth (1/4th) of the Grant shall vest at each of 1st, 2nd, 3rd, and 4th anniversaries following the issuance of such Grant so long as the Optionee provides Continuous Service to the Company.

6.05   Acquisitions and Other Transactions. The Administrator may issue Grants under the Plan in settlement, assumption or substitution for, outstanding Grants or obligations to grant future Grants in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase, or other form of transaction.

6.06   Deferral of Grant Payment. The Administrator may establish one or more programs under the Plan to permit selected Optionees the opportunity to elect to defer receipt of consideration upon exercise of a Grant, satisfaction of performance criteria, or other event that absent the election would entitle the Optionee to payment or receipt of Shares or other consideration under a Grant.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

6.07   Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Optionees to exchange a Grant under the Plan for one or more other types of Grants under the Plan on such terms and conditions as determined by the Administrator from time to time.

6.08   Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Grants to one or more classes of Optionees on such terms and conditions as determined by the Administrator from time to time.

6.09   Early Exercise. The Option Agreement may, but need not, include a provision whereby the Optionee may elect, at any time while being an Employee, Director, or Consultant, to exercise any part or all of the Grant prior to full vesting of the Grant.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

6.10   Option Period. The Option Period shall be the term stated in the Option Agreement up to ten (10) years from the Effective Date of Grant thereof.

6.11   Transferability of Grants. No Grant may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, during the lifetime of the Optionee, SARs may be transferred by gift to members of the Optionee's Immediate Family to the extent and manner determined by the Administrator.

6.12   Time of Grants. The date of grant of a Grant shall, for all purposes, be the date on which the Administrator makes the determination to grant such Grant, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director, or Consultant to whom a Grant is so granted within a reasonable time after the date of such grant.

6.13   Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares or other consideration, any Grant previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

Article VII.  Withholding

The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require an Optionee to pay to the Company such amount required to be withheld prior to the issuance or delivery of any Shares or the payment of cash under the Plan.  The Administrator may, in its discretion, permit an Optionee to elect to satisfy such withholding obligation by having the Company retain the number of Shares whose Fair Market Value equals the amount required to be withheld.  Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Optionee.

Article VIII. Exercise of Grant

8.01   Procedure for Exercise; Rights as a Shareholder.

        (a) Any Grant granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

        (b) A Grant shall be deemed to be exercised when written notice of such exercise has been given to the Company, as in a form required under the applicable Option Agreement, in accordance with the terms of the Grant by the person entitled to exercise the Grant and full payment for the Shares is made with respect to which the Grant is exercised.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to a Grant, notwithstanding the exercise of an Option or other Grant.  The Company shall issue (or cause to be issued) such share certificate as soon as practicable following the exercise of the Grant.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in the Option Agreement or Article X, below.

8.02   Exercise of Option or SAR Following Termination of Continuous Service. If the Optionee's Continuous Service is terminated for any reason other than death or Disability, such Optionee shall have the right to exercise the Option or SAR at any time within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator at the time of granting the Option), following the date such Optionee ceases his or her Continuous Service to the extent that such Optionee was entitled to exercise the Optjon or SAR at the date of such termination; provided, however, that no Option or SAR shall be exercisable after the expiration of the term set forth in the applicable Option Agreement.  To the extent that such Optionee was not entitled to exercise the Option or SAR at the date of such termination, or if such Optionee does not exercise such Option or SAR (which such Optionee was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

8.03   Death or Disability of Optionee.  If an Optionee's Continuous Service is terminated due to death or Disability, the Option or SAR may be exercised at any time within six (6) months following the date of death or termination of employment due to Disability, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or, in the case of Disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise the Option or SAR at the date of his or her termination of Continuous Service by death or Disability; provided, however, that no Option or SAR shall be exercisable after the expiration of the term set forth in the Option Agreement.  To the extent that such Optionee was not entitled to exercise such Option or SAR at the date of his or her termination of employment by death or Disability or if such Option or SAR is not exercised (to the extent it could be exercised) within the time specified herein, the Option or SAR shall terminate.

8.04   Extension of Time to Exercise.  Notwithstanding anything to the contrary in this Article VIII, the Administrator may at any time and from time to time prior to the termination of a Non-statutory Stock Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his or her Non-statutory Stock Option following the date the Optionee ceases Continuous Services; provided, however, that:

        (a) the maximum period of time during which a Non-statutory Stock Option shall be exercisable following such termination date shall not exceed an aggregate of six (6) months;

        (b) the Non-statutory Stock Option shall not become exercisable after the expiration of the term of such Option as set forth in the Option Agreement as a result of such extension; and

        (c) notwithstanding any extension of time during which the Non-statutory Stock Option may be exercised, such Option, unless otherwise amended by the Administrator, shall only be exercisable to the extent to which the Optionee was entitled to exercise it on the date the Optionee ceased Continuous Services.

        To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise an Option which the Optionee was entitled to exercise within the time specified herein, the Option shall terminate.

Article IX.   Conditions Upon Issuance of Shares

9.01   No Violation of Law. Shares shall not be issued pursuant to a Grant or the exercise of a Grant unless the exercise of such Grant and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and the Administrator may further subject any issuance of Shares to the approval of counsel for the Company with respect to such compliance.

9.02   Execution of Documents. As a condition to the exercise of a Grant, the Administrator may require the person exercising such Grant to execute an investment representation statement acceptable to the Company or a share purchase agreement acceptable to the Company, each in forms approved by the Administrator from time to time, in addition to any other instrument the Administrator deems necessary or advisable.

Article X.    Adjustments Upon Changes in Capitalization or Corporate Transaction

10.01  Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Grant, and the number of Shares which have been authorized for issuance under the Plan but as to which no Grants have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Grant, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for:

        (a) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares;

        (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or

        (c) as the Administrator may determine in its discretion, any other transaction with respect to Shares to which Section 424(a) of the Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

       Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to a Grant.

10.02  Corporate Transaction. In the event of a proposed Corporate Transaction, subject to the actual consummation of the proposed transaction, each outstanding Grant shall automatically become fully vested and exercisable, unless the Grant is assumed or substituted with an equivalent option or right by the successor corporation or the Parent or Subsidiary thereof. If the successor corporation refuses to assume or substitute for the Grant, the Administrator shall notify the Optionee that the Grant shall be fully vested and exercisable with respect to all of the Shares underlying the Grant (including Shares as to which it would not otherwise be vested or exercisable) for a period of fifteen (15) days from the date of such notice. If the Grant thus becomes fully vested and exercisable but is not exercised during this fifteen (15) day period, it shall terminate immediately prior to the effective time of such Corporate Transaction. For the purposes of this Section 10.02, the Grant shall be considered assumed or substituted with an equivalent option or right if, in connection with the Corporate Transaction, the Grant is replaced with a comparable option or right with respect to shares of the successor corporation or Parent or Subsidiary thereof or is replaced with a cash incentive program of the successor corporation or Parent or Subsidiary thereof which preserves the compensation element of such Grant existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Grant. The determination of Grant comparability above shall be made by the Administrator and its determination shall be final, binding and conclusive.

10.03  Liquidation Event. In the event of a proposed Liquidation Event, the Administrator shall notify each Optionee of the proposed event at least twenty (20) days prior to the proposed effective date of the Liquidation Event. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Grant until ten (10) days prior to the proposed effective date for the Liquidation Event with respect to all Shares underlying the Grant (including Shares as to which it would not otherwise be vested or exercisable), subject to the actual completion of the Liquidation Event at the time and in the manner contemplated. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares issued upon grant or an exercise of a Grant shall lapse as to all Shares, subject to the actual completion of the Liquidation Event at the time and in the manner contemplated. Any unexercised Grant shall terminate immediately prior to effective time of the Liquidation Event.

Article XI.   Effective Date and Term of Plan

The Plan, and any amendments to the Plan, shall become effective upon its adoption by the Board. It shall continue in effect until February 15, 2018, unless sooner terminated. Subject to Applicable Laws, Grants may be granted under the Plan upon its becoming effective.

Article XII.  Amendment, Suspension or Termination of the Plan

The Board may at any time amend, suspend or terminate the Plan. No Grant may be granted during any suspension of the Plan or after termination of the Plan. Any amendment, suspension or termination of the Plan (including termination of the Plan pursuant to this Article XII) shall not affect Grants already granted, and such Grants shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

Article XIII. Availability of Shares; No Issuance in Violation of Law

13.01  Availability of Shares. The Company, during the term of the Plan, will at all times keep available such number of unissued Shares as shall be sufficient to satisfy the requirements of the Plan.

13.02  No Issuance in Violation of Law. The inability of the Company to obtain authority from any regulatory body having jurisdiction under Applicable Law, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Article XIV.  No Effect on Terms of Employment/Consulting Relationship

The Plan shall not confer upon any Optionee any right with respect to the Optionee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's or a Related Entity's right to terminate the Optionee's Continuous Service at any time, with or without cause.

Article XV.   No Effect on Retirement and Other Benefit Plans

Except as specifically required by law or provided in a retirement or other benefit plan of the Company or a Related Entity, Grants shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

Article XVI.  Liability of the Company; Consents

16.01  Consents. Optionee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant or exercise of any Grant. Neither the Company nor any Related Entity shall be responsible for any failure by an Optionee to obtain such consent or for any tax or other liability to which an Optionee may become subject to as a result of his or her participation in the Plan.